EXHIBIT 99.1

3D Systems Reports Third Quarter 2021 Financial Results

ROCK HILL, S.C., Nov. 08, 2021 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter ended September 30, 2021.

Third Quarter Financial and Operational Results

  Revenue of $156.1 million reflects double-digit growth versus third quarter 2020
  Revenue adjusted for divestitures(1) was 35.9% higher and 21.2% higher than third quarter 2020 and pre-pandemic third quarter 2019, respectively – reflecting the continued strong growth momentum of the business
  Increasing revenue and sustained cost management drove strong profitability, with adjusted EBITDA margin of 10.5%; diluted GAAP earnings per share of $2.34, which includes gains from divestitures, and diluted Non-GAAP earnings per share of $0.08(1)
  Financial performance yielded positive operating cash flow of $20.7 million, the fourth consecutive quarter of positive cash flow from operations
  Closed on previously announced divestitures, increasing cash on the balance sheet to $502.8 million with no debt
  Two recently announced acquisitions, Oqton, closed on November 1, and Volumetric Biotechnologies, anticipated to close in the fourth quarter 2021, are expected to position the company for continued high-margin growth
	Quarter Ended September 30,
(in millions, expect per share data)	2021	2020
Revenue	$156.1	$136.2
Operating loss	$(17.2)	$(67.6)
Net income (loss)	$292.7	$(72.9)
Net income (loss) per share - basic	$2.39	$(0.61)
Net income (loss) per share - diluted	$2.34	$(0.61)

Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP operating income (loss)	$10.6	$—
Non-GAAP net income (loss)	$10.0	$(4.1)
Non-GAAP income (loss) per share - basic	$0.08	$(0.03)
Non-GAAP income (loss) per share - diluted	$0.08	$(0.03)
Adjusted EBITDA	$16.3	$7.2

(1) See Appendix for reconciliation of non-GAAP to GAAP measures

Summary Comments on Results

Commenting on the results, President and Chief Executive Officer, Dr. Jeffrey Graves said, “In the third quarter last year we experienced the beginnings of a recovery from the depths of the COVID-19 pandemic.   Businesses were opening up, and customers were returning.   A year later, global economies are much stronger.   We still see continued challenges with COVID-19, and new challenges around supply chains, but thanks to the great work by our team here at 3D Systems, we are pleased to report another strong quarter of double-digit growth as compared to the same period in both 2020 and pre-pandemic 2019, adjusted for divestitures.   While we were delivering these results through our core portfolio of business, we also completed our divestitures of non-core assets and began the transition to a strategic growth phase.   Our focus during this phase is investing in significant opportunities that we believe will drive high-margin recurring revenue, as evidenced by our acquisition in the software space of Oqton, and the hiring of a new Chief Scientist to further advance our technology development.   More recently we made two announcements in the exciting area of regenerative medicine:   the acquisition of Volumetric Biotechnologies and the expansion of our development agreement with United Therapeutics to include two additional human organs.   The acquisition brings unique biological talent to our organization, including a new Chief Scientist for Regenerative Medicine, that we believe will allow us to expand and accelerate our growth in human and laboratory applications for bioprinting.   These investments in software, products platforms, and regenerative medicine compliment an existing business portfolio that generated $20.7 million in cash from operations during the third quarter to bolster a balance sheet that boasted $503 million of cash, ready to support additional growth.”

Dr. Graves summarized, “I couldn’t be more pleased with our performance this quarter, both organic and inorganic.   We will continue to focus investment in areas that we believe solve customers’ complex needs, drive adoption of additive manufacturing, and generate high margin, recurring revenue streams.”

Summary of Third Quarter Results

Revenue for the third quarter of 2021 increased 14.6% to $156.1 million compared to the same period last year and increased 35.9% when excluding businesses divested in 2020 and 2021. The results reflect ongoing strength in Industrial, which had revenue growth of 4.0% to $79.7 million compared to the same period last year. Adjusted for divestitures, Industrial revenue increased 28.1% year-over-year.

Revenue from Healthcare increased 28.3% to $76.4 million, compared to the same period last year. Adjusted for divestitures, Healthcare revenue increased 44.5% year-over-year, as we saw high demand for dental applications, both printers and materials.

Gross profit margin in the third quarter of 2021 was 41.2% compared to 43.1% in the same period last year. Non-GAAP gross profit margin was 41.5% compared to 43.2% in the same period last year. Gross profit margin decreased primarily as a result of businesses divested in 2020 and 2021. Excluding the impact of divestitures, gross profit margin increased 80 basis points in the third quarter of 2021 compared to the same period last year.

Operating expenses decreased 35.4% to $81.5 million in the third quarter of 2021, compared to the same period a year ago, primarily as a result of an impairment to goodwill recorded in the third quarter 2020. On a non-GAAP basis, operating expenses were $54.1 million, an 8.0% decrease from the third quarter of the prior year. The lower non-GAAP operating expenses reflect savings achieved from cost restructuring activities and divestitures, partly offset by spending in targeted areas to support future growth.

2021 Gross Profit Margin Outlook

Updating prior guidance, on a non-GAAP basis the company expects 2021 gross profit margins to be between 41% and 43%.

Financial Liquidity

At September 30, 2021, the company had cash on hand of $502.8 million and no debt. Cash has increased $418.4 million since December 31, 2020, driven primarily by net proceeds from divestitures of $427.3 million and cash generated from operations of $62.7 million, partially offset by capital expenditures and repayment of debt.

Q3 2021 Conference Call and Webcast

3D Systems expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 with the Securities and Exchange Commission today, November 8, 2021. The company will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Tuesday, November 9, 2021
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports is financial results in accordance with GAAP. To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, management reviews certain non-GAAP measures, including non-GAAP revenue, non-GAAP revenue adjusted for divestitures, non-GAAP Cost of Sales, non-GAAP Operating Income, non-GAAP Net Income (Loss), non-GAAP Basic and Diluted Income (Loss) per Share, non-GAAP Gross Profit, non-GAAP Gross Profit Margin, non-GAAP Gross Profit Margin adjusted for divestitures, non-GAAP SG&A Expenses, non-GAAP R&D, non-GAAP Other Income and Expense and non-GAAP Operating Expenses, each of which exclude the impact of amortization of intangibles, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment, and Adjusted EBITDA, defined as non-GAAP Operating Income plus depreciation, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by revenue, to better evaluate period-over-period performance. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

3D Systems does not provide forward-looking guidance on a GAAP basis. The company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures without unreasonable effort because 3D Systems cannot reliably forecast legal, acquisition and divestiture expenses, restructuring expenses, product end of life adjustments and goodwill impairment, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Investor Contact:	investor.relations@3dsystems.com
Media Contact:	press@3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2021 and December 31, 2020

(In thousands, except par value)	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$502,752	$75,010
Accounts receivable, net of reserves — $3,470 and $4,392	89,926	114,254
Inventories	89,325	116,667
Prepaid expenses and other current assets	25,963	33,145
Current assets held for sale	—	18,439
Total current assets	707,966	357,515
Property and equipment, net	57,720	75,356
Intangible assets, net	30,251	28,083
Goodwill	139,906	161,765
Right of use assets	44,514	48,620
Deferred income tax asset	3,475	6,247
Assets held for sale	—	31,684
Other assets	21,271	23,785
Total assets	$1,005,103	$733,055
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,051
Current right of use liabilities	8,176	9,534
Accounts payable	44,946	45,174
Accrued and other liabilities	78,152	69,812
Customer deposits	9,405	7,750
Deferred revenue	27,509	30,302
Current liabilities held for sale	—	11,107
Total current liabilities	168,188	175,730
Long-term debt, net of deferred financing costs	—	19,218
Long-term right of use liabilities	45,533	48,469
Deferred income tax liability	3,142	4,716
Liabilities held for sale	—	2,952
Other liabilities	39,090	51,247
Total liabilities	255,953	302,332

Commitments and contingencies (Note 14)

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 126,758 and 127,626	127	128
Additional paid-in capital	1,410,576	1,404,964
Treasury stock, at cost — 1,623 shares and 3,494 shares	(10,492)	(22,590)
Accumulated deficit	(615,051)	(943,303)
Accumulated other comprehensive loss	(36,010)	(8,476)
Total stockholders’ equity	749,150	430,723
Total liabilities and stockholders’ equity	$1,005,103	$733,055

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter Ended September 30, 2021 and 2020

	Quarter Ended September 30,
(in thousands, except per share amounts)	2021	2020
Revenue:
Products	$108,884	$78,296
Services	47,212	57,880
Total revenue	156,096	136,176
Cost of sales:
Products	64,252	48,213
Services	27,529	29,336
Total cost of sales	91,781	77,549
Gross profit	64,315	58,627
Operating expenses:
Selling, general and administrative	65,737	59,065
Research and development	15,786	18,866
Impairment of goodwill	—	48,300
Total operating expenses	81,523	126,231
Loss from operations	(17,208)	(67,604)
Interest and other income (expense), net	315,859	(2,419)
Income (loss) before income taxes	298,651	(70,023)
Benefit (provision) for income taxes	(5,995)	(2,866)
Net income (loss)	$292,656	$(72,889)

Net income (loss) per common share:
Basic	$2.39	$(0.61)
Diluted	$2.34	$(0.61)

Weighted average shares outstanding:
Basic	122,663	118,527
Diluted	125,289	118,527

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$328,252	$(129,764)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26,292	34,830
Stock-based compensation	43,991	16,621
Provision for inventory obsolescence and revaluation	1,100	10,894
Loss on hedge accounting de-designation and termination	721	1,235
Provision for bad debts	620	1,039
Gain on the disposition of businesses, property, equipment and other assets	(351,981)	434
Provision for deferred income taxes and reserve adjustments	(9,380)	—
Impairment of goodwill and assets	—	54,072
Changes in operating accounts:
Accounts receivable	(2,151)	12,668
Inventories	7,095	(23,987)
Prepaid expenses and other current assets	5,338	(15,376)
Accounts payable	15,517	(9,166)
Deferred revenue and customer deposits	5,401	2,714
Accrued and other liabilities	(9,859)	6,309
All other operating activities	1,696	4,828
Net cash provided by (used in) operating activities	62,652	(32,649)
Cash flows from investing activities:
Purchases of property and equipment	(14,814)	(11,015)
Proceeds from sale of assets and businesses, net of cash	427,664	552
Business acquisitions, net of cash acquired	(10,936)	—
Purchase of noncontrolling interest	(4,000)	(12,500)
Other investing activities	(2,273)	504
Net cash provided by (used in) investing activities	395,641	(22,459)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	20,000
Payments on revolving credit facilities	—	(20,000)
Repayment of borrowings/long-term debt	(21,392)	(26,547)
Proceeds from issuance of common stock	—	25,003
Proceeds from inventory financing agreements	—	2,509
Payments related to net-share settlement of stock-based compensation	(10,386)	(5,034)
Other financing activities	(424)	296
Net cash used in financing activities	(32,202)	(3,773)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,737)	526
Net increase (decrease) in cash, cash equivalents and restricted cash	418,354	(58,355)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	84,711	134,617
Cash, cash equivalents and restricted cash at the end of the period (a)	$503,065	$76,262

(a)    The amounts for cash and cash equivalents shown above include restricted cash of $540 and $952 as of September 30, 2021 and 2020, respectively, and $998 and $9,161 as of December 31, 2020, and 2019, respectively, which were included in Other assets, net, and $9,161 as of December 31, 2020, which was included in Current assets held for sale in the condensed consolidated balance sheets.

3D Systems Corporation
Income (Loss) Per Share
Quarter Ended September 30, 2021 and 2020

	Quarter Ended September 30,
(in thousands, except per share amounts)	2021	2020
Numerator:
Net income (loss)	$292,656	$(72,889)
Denominator:
Weighted average shares - basic	122,663	118,527
Dilutive securities	2,626	—
Weighted average shares - diluted	125,289	118,527

Net income (loss) per share - basic	$2.39	$(0.61)
Net income (loss) per share - diluted	$2.34	$(0.61)

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2021 and 2020

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
GAAP Revenue - as reported	$156.1	$136.2	$464.8	$384.6
Non-GAAP Revenue	156.1	136.2	464.8	384.6
GAAP Cost of sales - as reported	91.8	77.5	267.2	233.7
Amortization, stock-based compensation & other	—	0.1	0.3	0.3
Legal, acquisition and divestiture related	—	0.1	—	0.3
Cost optimization plan, including severance costs	—	—	—	0.7
Product end-of-life adjustment	0.4	—	—	10.9
Non-GAAP Cost of sales	91.4	77.3	266.9	221.5
GAAP Gross Profit - as reported	64.3	58.7	197.6	150.9
Amortization, stock-based compensation & other	—	0.1	0.3	0.3
Legal, acquisition and divestiture related	—	0.1	—	0.3
Cost optimization plan, including severance costs	—	—	—	0.7
Product end-of-life adjustment	0.4	—	—	10.9
Non-GAAP Gross Profit	64.7	58.9	197.9	163.1
GAAP Gross Profit Margin	41.2%		42.5%
Non-GAAP Gross Profit Margin	41.5%	43.2%	42.6%	42.4%
GAAP Selling, general and administrative - as reported	65.7	59.1	176.8	167.2
Amortization, stock-based compensation & other	16.1	7.1	51.2	29.0
Legal, acquisition and divestiture related	11.4	0.1	13.6	0.4
Cost optimization plan, including severance costs	—	11.9	1.6	13.8
Non-GAAP Selling, general and administrative	38.3	40.0	110.5	123.9
GAAP Research and development - as reported	15.8	18.9	50.0	55.1
Cost optimization plan, including severance costs	—	—	—	0.1
Non-GAAP Research and development	15.8	18.9	50.0	55.0
Goodwill impairment	—	48.3	—	48.3
GAAP Operating Expenses - as reported	81.5	126.2	226.8	270.6
Amortization, stock-based compensation & other	16.1	7.1	51.2	29.0
Legal, acquisition and divestiture related	11.4	0.1	13.6	0.4
Cost optimization plan, including severance costs	—	11.9	1.6	14.0
Goodwill impairment	—	48.3	—	48.3
Non-GAAP Operating expenses	54.1	58.8	160.4	178.9
GAAP Operating Income (loss) - as reported	(17.2)	(67.6)	(29.2)	(119.7)
Amortization, stock-based compensation & other	16.1	7.2	51.5	29.3
Legal, acquisition and divestiture related	11.4	0.2	13.6	0.7
Cost optimization plan, including severance costs	—	11.9	1.6	14.7
Product end-of-life adjustment	0.4	—	—	10.9
Goodwill impairment	—	48.3	—	48.3
Non-GAAP Operating Income (loss)	10.6	—	37.5	(15.8)
Depreciation	5.6	7.2	18.7	21.7
Adjusted EBITDA	16.3	7.2	56.2	5.9
GAAP Other Income and expense, net - as reported	315.9	(2.4)	354.4	(7.6)
Legal, acquisition and divestiture related	(315.5)	0.2	(354.9)	—
Impairment of cost-method investments	—	1.1	—	2.2
Non-GAAP Other Income and expense, net	0.3	(1.2)	(0.5)	(5.4)
GAAP Net Income (loss) - as reported	292.7	(72.9)	328.3	(129.8)
Amortization, stock-based compensation & other	16.1	7.2	51.5	29.3
Legal, acquisition and divestiture related(1)	(299.1)	0.4	(336.2)	0.8
Cost optimization plan, including severance costs	—	11.9	1.6	14.7
Impairment of cost-method investments	—	1.1	—	2.2
Product end-of-life adjustment	0.4	—	—	10.9
Goodwill impairment	—	48.3	—	48.3
Non-GAAP Net Income (loss)	$10.0	$(4.1)	$45.1	$(23.7)
  Amounts in table may not foot due to rounding

(1) Legal Acquisition and divestiture includes 5.1 million of income tax provision related to divestitures for the quarter and nine months Ended September 30, 2021.

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2021 and 2020

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net income (loss) per share - basic	$2.39	$(0.61)	$2.69	$(1.12)
Adjustments:
Amortization, stock-based compensation & other	0.13	0.06	0.42	0.25
Legal, acquisition and divestiture related	(2.44)	—	(2.75)	0.01
Cost optimization plan, including severance costs	—	0.10	0.01	0.13
Impairment of cost-method investments	—	0.01	—	0.02
Product end-of-life adjustment	—	—	—	0.09
Goodwill impairment	—	0.41	—	0.42
Non-GAAP Net income (loss) per share - basic	$0.08	$(0.03)	$0.37	$(0.20)

GAAP Net income (loss) per share - diluted	$2.34	$(0.61)	$2.63	$(1.12)
Adjustments:
Amortization, stock-based compensation & other	0.13	0.06	0.41	0.25
Legal, acquisition and divestiture related	(2.39)	—	(2.69)	0.01
Cost optimization plan, including severance costs	—	0.10	0.01	0.13
Impairment of cost-method investments	—	0.01	—	0.02
Product end-of-life adjustment	—	—	—	0.09
Goodwill impairment	—	0.41	—	0.42
Non-GAAP Net income (loss) per share - Diluted	$0.08	$(0.03)	$0.36	$(0.20)

  Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliation of Prior Years Revenue Excluding Divestitures (non-GAAP)
2019, 2020 and 2021 by Quarter

	2019
	Quarter Ended
(in millions)	March 31	June 30	September 30	December 31
Revenue
Healthcare	$56.7	$63.2	$61.4	$63.3
Industrial	96.6	95.4	94.9	104.9
Total Revenue	$153.3	$158.6	$156.2	$168.2

Revenue From Divestitures:
Healthcare	$11.6	$12.4	$14.1	$15.1
Industrial	29.0	30.2	29.4	29.4
Total Revenue	$40.6	$42.6	$43.5	$44.4

Total Revenue (Excl. Divest.):
Healthcare	$45.1	$50.8	$47.3	$48.2
Industrial	67.5	65.2	65.5	75.6
Total Revenue (Excl. Divest.):	$112.6	$116.0	$112.7	$123.8
  Amounts in table may not foot due to rounding

	2020
	Quarter Ended
(in millions)	March 31	June 30	September 30	December 31
Revenue
Healthcare	$52.3	$49.1	$59.5	$85.5
Industrial	83.3	63.6	76.7	87.1
Total Revenue	$135.6	$112.8	$136.2	$172.7

Revenue From Divestitures:
Healthcare	$12.2	$11.7	$11.9	$14.6
Industrial	24.8	21.1	23.6	24.6
Total Revenue	$37.0	$32.8	$35.6	$39.3

Total Revenue (Excl. Divest.):
Healthcare	$40.1	$37.4	$47.6	$70.9
Industrial	58.6	42.6	53.1	62.5
Total Revenue (Excl. Divest.):	$98.6	$80.0	$100.6	$133.4
  Amounts in table may not foot due to rounding

	2021
	Quarter Ended
(in millions)	March 31	June 30	September 30
Revenue
Healthcare	$72.5	$82.8	$76.4
Industrial	73.6	79.7	79.7
Total Revenue	$146.1	$162.6	$156.1

Revenue From Divestitures:
Healthcare	$11.0	$13.1	$7.7
Industrial	13.8	13.1	11.8
Total Revenue	$24.8	$26.3	$19.4

Total Revenue (Excl. Divest.):
Healthcare	$61.5	$69.7	$68.7
Industrial	59.8	66.6	67.9
Total Revenue (Excl. Divest.):	$121.3	$136.3	$136.7

3D Systems Corporation
Unaudited Gross Profit Margin Adjusted for Divestitures (non-GAAP)
Third Quarter 2020 and 2021

	Quarter Ended September 30, 2021
(in millions)	Pre-Divestiture	Divested Business	Post-Divestiture
Revenue	156.1	19.4	136.7
COGS	91.4	10.0	81.4
Gross Profit	$64.7	$9.4	$55.3
Gross Profit Margin	41.4%		40.5%
  Amounts in table may not foot due to rounding

	Quarter Ended September 30, 2020
(in millions)	Pre-Divestiture	Divested Business	Post-Divestiture
Revenue	136.2	35.6	100.6
COGS	77.3	16.6	60.7
Gross Profit	$58.9	$19.0	$39.9
Gross Profit Margin	43.2%		39.7%